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                                                                  EXHIBIT 10.36

                                                                   OPTION NO. 3

                              CALNETICS CORPORATION
                        INCENTIVE STOCK OPTION AGREEMENT
                        (1995 EMPLOYEE STOCK OPTION PLAN)

        This Incentive Stock Option Agreement (this "Agreement") is made effective as of the Option Grant Date set forth below by and between Calnetics Corporation, a California Corporation (the "Company"), and the optionee named on the signature page hereto ("Optionee").

        Whereas, Optionee is an employee of the Company and/or one or more of its subsidiaries; and

        Whereas, pursuant to the Company's 1995 Employee Stock Option Plan (the "1995 Employee Plan"), the committee of the Board of Directors of the Company administering the 1995 Employee Plan (the "Committee") has approved the grant to Optionee of an incentive stock option to purchase shares of the Company's Common Stock on the terms and conditions set forth herein.

        Now, therefore, in consideration of the foregoing recitals and the covenants set forth herein, the parties hereto agree as follows:

        1. Governing Plan. A copy of the 1995 Employee Plan is attached hereto as Exhibit A and incorporated herein by this reference. This Agreement is subject in all respects to the applicable provisions of the 1995 Employee Plan, and in the case of any conflict between the provisions of the 1995 Employee Plan and this Agreement, the provisions of the 1995 Employee Plan shall be controlling. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the 1995 Employee Plan.

        2. Grant of Option. The Company hereby grants to Optionee, and Optionee hereby accepts, an incentive stock option (the "Option") to purchase the number of shares of the Company's Common Stock indicated below upon the following terms and subject to the following conditions:

        (a)       Option Grant Date:                 January 28, 1997

        (b)       Number of Shares:                  50,000 shares

        (c)       Exercise Price:                    $6.125 per share

        (d)       Vesting Schedule:                  in three equal annual installments commencing
                                                     on the first anniversary of the Option Grant Date

        (e)       Form of Payment:                   cash, unless determined otherwise by the
                                                     administrator of the 1995 Employee Plan




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         3. Term and Termination. The Option shall be effective as of the Option
Grant Date and shall expire at 5:00 p.m. Chatsworth, California time, on the earliest of (i) the applicable time set forth in Section 3.07 of the 1995 Employee Plan, (ii) the tenth anniversary of the Option Grant Date, or (iii) the fifth anniversary of the Option Grant Date if Optionee owned on the Option Grant Date more than 10% (after application of the family and other attribution rules of Section 424(d) of the Internal Revenue Code) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

         4. Employment Rights. No provision of this Agreement or the Option granted hereunder shall (a) confer upon Optionee any right to continue in the employ of the Company or any of its subsidiaries, (b) affect the right of the Company and each of its subsidiaries to terminate the employment of Optionee, with or without cause, or (c) confer upon Optionee any right to participate in any employee welfare or benefit plan or other program of the Company or any of its subsidiaries other than the 1995 Employee Plan.

         5. Governing Law. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choice of laws, of the State of California applicable to agreements made and to be performed wholly within the State of California.

         IN WITNESS WHEREOF, the Company and Optionee have executed this Agreement effective as of the date first written above.

CALNETICS CORPORATION                       OPTIONEE

By:   /s/ CLINTON G. GERLACH                By:   /s/ TRYGVE THORESEN
     -------------------------                 ---------------------------------
       Clinton G. Gerlach                             Trygve M. Thoresen
       Chairman of the Board
       and President                           Address: c/o 20401 Prairie Street
                                                        Chatsworth, CA 91311

















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